U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2004

MD TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

0-50435	72-1491921
(Commission File Number)	(I.R.S. Employer Identification No.)

620 Florida St., Suite 200, Baton Rouge, Louisiana

(Address of principal executive offices including zip code)

(225) 343-7169

(Registrant’s telephone number, including area code)

Form 8-K re closing of offering (2)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibit No.

99.1 (i) Press Release dated August 2, 2004 announcing closing of initial stock offering and start of trading.

(i) Filed herewith.

Item 12. Results of Operations and Financial Condition.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended.

On August 2, 2004, MD Technologies, Inc. issued a press release attached hereto as Exhibit 99.1 announcing closing of initial stock offering and start of trading.

Form 8-K re closing of offering (2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MD TECHNOLOGIES INC.

By:	/s/ William D. Eglin
William D. Eglin
Chief Financial Officer

DATE: August 2, 2004

Form 8-K re closing of offering (2)